UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NYSE: PVR

Penn Virginia Resource Partners, L.P.

HOW TO VOTE

1. By proxy: sign, date and promptly mail the enclosed proxy in the postage-paid envelope provided;

2. By internet: follow the simple instructions on your enclosed proxy or voting instruction form; or

3. By phone: follow the simple instructions on your enclosed proxy or voting instruction form.

You may also attend the special meeting and vote in person.

Merger Proposed

Penn Virginia Resource Partners, L.P.

Dear PVR Unitholder:

YOUR VOTE ON THE MERGER PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT IS VERY IMPORTANT. YOUR BROKER CANNOT VOTE FOR YOU WITHOUT YOUR INSTRUCTION. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

On September 21, 2010, we announced an agreement that would result in the merger of Penn Virginia Resource Partners, L.P. (“PVR”) with the owner of our general partner, Penn Virginia GP Holdings, L.P. (“PVG”), and PVG’s general partner. Under the terms of the proposed merger, if approved, PVG unitholders will receive 0.98 PVR common units for each PVG common unit owned. Although the board of directors of PVR’s general partner approved the merger, it still requires the majority approval by you, the common unitholders of PVR.

Lowering the cost of capital and competitively positioning PVR in its coal and natural gas midstream businesses has been a focus of management over the past several years. The need to remain competitive in the coal and midstream businesses has taken on added importance because several other MLPs with whom PVR competes have reduced or proposed to reduce their cost of equity capital by repurchasing, capping or eliminating the incentive distribution rights (“IDRs”) that they pay to their general partners. Natural Resource Partners L.P., Enterprise Product Partners, L.P., Inergy, L.P., Eagle Rock Energy Partners, L.P. and MarkWest Energy Partners, L.P. have all recently reduced or proposed to cap or eliminate the IDRs that they pay to their general partners. PVR’s management believes that if PVR does not similarly act to reduce its cost of capital, it will not be able to effectively compete for acquisitions or attractively finance internal growth projects. By merging PVG into PVR, the IDRs payable to PVG would be eliminated. By eliminating the IDRs, PVR is expected to remain competitive when pursuing acquisitions and able to finance organic growth projects less expensively, which should enhance PVR’s long-term distribution growth prospects.

We believe the merger will result in substantial long-term benefits for PVR unitholders, including the following:

Lower Cost of Capital

• The elimination of the IDRs will reduce PVR’s cost of capital;

• A lower cost of capital enhances the cash accretion from investments in internal growth projects and acquisitions; and

• A stronger overall competitive position for PVR when pursuing growth opportunities.

Simplified Structure

• A capital structure more easily understood by the investing public;

• Simplified governance of PVR; and

• Reduced general and administrative costs associated with the elimination of one publicly traded entity.

Enhanced Investor and Market Profile

• Improved transparency for debt and equity investors;

• A broader investor base as a result of increasing the public float and trading liquidity of the market for PVR’s units; and

• PVR’s unitholders will have the right to elect all of the directors of its general partner’s board of directors.

After the merger, PVR would own its general partner, which would continue to exist for management purposes only, with no economic interest in PVR’s business. The merger would not change PVR’s underlying business, and the existing management team would remain in place and continue to pursue PVR’s strategic objectives to grow the business, grow the distribution and enhance unitholder value.

We encourage you to review the accompanying proxy materials to make an informed decision on this important matter. Attached to this letter are a few selected questions and answers that may be useful to you in considering the merger transaction. If you have any questions concerning the merger proposal, please call our proxy solicitation agent, Morrow & Co., LLC, at (800) 573-4370 (banks and brokers call: (203) 658-9400).

This merger is an important, positive transaction for the long-term growth of PVR. We appreciate your careful consideration of this matter.

Sincerely,

William H. Shea, Jr. Chief Executive Officer

Penn Virginia Resource Partners, L.P.

Selected Questions and Answers Concerning the Proposed Merger

Q: What are the proposed transactions

A: PVR and PVG have agreed to combine by merging PVG and PVG’s general partner into a wholly owned subsidiary of PVR. As a result of the merger, PVR’s general partner will become a subsidiary of PVR. In addition, the IDRs held by PVG will be cancelled.

Q: What will PVR unitholders receive in connection with the merger

A: PVR unitholders will continue to own their existing PVR common units. PVR unitholders will not receive any additional consideration in the merger.

Q: What will happen to PVG and PVG’s general partner after the merger

A: As a result of the merger, PVG and PVG’s general partner will cease to exist. PVG’s unitholders will receive 0.98 PVR common units for each PVG common unit owned. PVG common units will no longer be publicly traded.

Q: What PVR unitholder approvals are required

A: It is a condition to closing that the merger be approved by the affirmative vote of the holders of at least a majority of the outstanding common units of PVR. If a unitholder fails to vote, or abstains from casting a vote, that will have the same effect as a “NO” vote with respect to the merger.

Q: What are the expected tax consequences to PVR unitholders as a result of the merger

A: It is anticipated that a PVR unitholder should not recognize any income or loss for U.S. federal income tax purposes from the transactions contemplated by the merger agreement. However, the tax consequences of the merger are complex. Please read “—Tax Consequences of the Merger to Existing Partnership Unitholders” beginning on page 125 and “—Effect of the Merger on the Ratio of Taxable Income to Distributions for Partnership Unitholders and Holdings Unitholders” beginning on page 128 of the accompanying joint proxy statement/prospectus.

Q: If my PVR common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my units for me

A: No. Your broker or other nominee will not be able to vote your PVR common units without instructions from you. Please follow the procedure your broker or other nominee provides to vote your units.

Penn Virginia Resource Partners, L.P.

Selected Questions and Answers Concerning the Proposed Merger

Q: What do I need to do now

A: After you have carefully read the accompanying joint proxy statement, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope or by submitting your proxy or voting instruction by telephone or through the internet as soon as possible so that your PVR common units will be represented and voted at the upcoming unitholder meeting.

The accompanying proxy statement describes the proposed merger and related matters in more detail. We urge you to read carefully the entire document before voting your PVR common units.

YOUR VOTE ON THE MERGER PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT IS VERY IMPORTANT. YOUR BROKER CANNOT VOTE FOR YOU WITHOUT YOUR INSTRUCTION. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.